June 26, 1997

Mr. Thomas C. Platt III
90 N. Spring St. #3
Concord, NH  03301-4206

Dear Tim:

On behalf of Chemfab Corporation, I'm pleased to offer you the position of Vice President - General Counsel and Administration of Chemfab Corporation. In this officer-level position, you will report to me.

Tim, I truly look forward to having you join us. I'm confident that you have the background and personal qualities needed to be successful at Chemfab, and that you will make a significant contribution to our business as a key member of our senior management team.

Enclosed with this letter are the following documents, each of which is an integral part hereof:

     Details of Offer of Employment
     Summary Outline of Fringe Benefits
     Automobile Policy for Corporate Officers.
     Level A Employee Agreement
     Form I-9
     Policy Statement regarding Drug-Free Workplace and Pre-Employment Drug Screening, and related Consent and Release for Medial Examination and Testing.

As you know, this offer is conditioned on the following:

(1) Your entering into a Level A Employee Agreement with the Company (form enclosed) at the time of commencement of your employment. This is a standard form which all of Chemfab's officers have signed.

(2) Passing a urine drug screening analysis which will be conducted as part of Chemfab's Pre-Employment Medical Evaluation. See attached forms for details and required consent and release.

(3) Your providing to Chemfab, on your first day of employment (which we've agreed will be July 21), with proof of legal employability. I refer you to the enclosed Form I-9 regarding what is required in that regard.

If you have any questions regarding the content of this letter, please do not hesitate to call me. If these terms and conditions are acceptable to you, please confirm same by signing one copy of this letter and returning it to me not later than July 9, 1997. As stated above, I very much look forward to having you join us.

Very truly yours,



Duane C. Montopoli
President and
Chief Executive Officer

DCM/jea

Enclosures


    I hereby accept this offer of employment in its entirety as described above.

Date  July 30, 1997                      Signature /s/ Thomas C. Platt

    -----------------------------------           -----------------------------



                                                                   June 12, 1997
                            Mr. Thomas C. Platt III
                         DETAILS OF OFFER OF EMPLOYMENT
                         ------------------------------

Position:           Vice President - General Counsel and Administration.  You
---------           will report  to Chemfab's Chief Executive Officer, Duane C.
                    Montopoli.

Cash Compensation:  $125,000 per annum base salary with an annual review on or
-----------------   about September 1 of each year commencing September, 1998.
                    You will also be eligible to participate in Chemfab's
                    Officer Bonus Plan for FY 1998 (i.e. our year which ends
                    June 30, 1998) and for each fiscal year thereafter. Please note that annual bonuses under this Plan are determined based on both corporate and individual performance, and are subject to the terms and conditions of the plan as in effect each year.

Equity:             Effective on your first day of employment with Chemfab,
-------             you will be granted non-qualified stock options on 40,000
                    shares of Chemfab common stock at an exercise price equal to the closing price on that day. These options will vest
                    (i.e. become exercisable) as follows:

                    One year from date of employment              10,000 shares
                    Two years from date of employment             10,000 shares
                    Three years from date of employment           10,000 shares
                    Four years from date of employment            10,000 shares
                                                                  ------

                    TOTAL   . . . . . . . . . . . . . . . . . .   40,000

                    If prior to the scheduled vesting date of any of the above-listed options Chemfab is acquired by another entity (i.e. there is a change of control), the vesting of all such options (i.e. the as yet unvested options) shall be accelerated to the date which is one day prior to the corporate acquisition date.

Benefits:           See attached Summary Outline and Automobile Policy.
--------

Severance:          In the unexpected circumstance that your employment is
----------          terminated by Chemfab for any reason other than for Cause
                    (as defined in the enclosed Level A Employee Agreement), you will qualify for salary continuation (i.e. severance pay) during the six-month period following termination date, subject to dollar-for-dollar reduction for cash amounts received by you or accrued for your benefit from any successor employer or other entity that pays you for services rendered during that period.